SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

April 26, 2002

(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228	65-0507804

(State of other jurisdiction or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

(954) 760-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits

     On May 9, 2002, we filed a Current Report on Form 8-K reporting the acquisition by our wholly-owned subsidiary, Ryan Beck & Co., LLC (“Ryan Beck”), of certain of the assets and the assumption of certain of the liabilities of Gruntal Financial, LLC. This Form 8-K/A is being filed in order to file the financial statements required as a consequence of that transaction.

    (a) Financial Statements of Business Acquired

     Gruntal Financial, LLC (“Gruntal”) consolidated statements of financial condition as of December 31, 2001 and 2000, and the consolidated statements of income, changes in members’ interest and cash flows for each of the three years in the period ended December 31, 2001 are being filed as Exhibit 99.1 to this Form 8-K and are incorporated by reference herein.

    (b) Pro Forma Financial Information

     This pro forma financial information was derived by combining our reported historical financial information with Gruntal’s historical financial information and making adjustments to the combined information to exclude lines of business discontinued before or upon the transaction date and assets and liabilities not acquired or assumed by us. The pro forma information should be read along with our historical financial statements and Gruntal’s historical financial statements.

     This pro forma combined financial data is furnished for illustrative purposes only, and this information has not been adjusted for several significant expense reductions to be made subsequent to the acquisition or for any revenue enhancements. Accordingly, the information is not necessarily indicative of the results of operations or financial position which actually would have been attained if the transaction had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which we might attain in the future.

     The pro forma information is based upon the purchase method of accounting. Under this method of accounting, the acquired assets and assumed liabilities of Gruntal are recorded at their estimated fair value, and the amount of estimated fair value of net assets in excess of the purchase price is used to write down non-financial assets and the remaining balance is recorded as an extraordinary income item.

     The following pro forma combined statement of operations does not include $4.2 million (pre-tax) of transaction related costs. These costs primarily relate to the closing of Ryan Beck’s branches as a result of the transaction, stay bonuses, integration bonuses and professional and regulatory fees. We would also note that the accompanying pro forma financial information does not reflect any revenue enhancements or costs eliminated in connection with the acquisition, or the effects of contract terminations or adjustments to salary structure. Accordingly, no adjustments were made to eliminate the expenses associated with the reduction in Gruntal’s support staff, employee severance paid by Gruntal during the year ended December 31, 2001 or amounts paid by Gruntal during the 2001 period under management service contracts with Gruntal’s related parties. Although not reflected in the accompanying pro forma financial statements, these expenses of the acquired businesses have been eliminated, and accordingly our results of operations in future periods will not be impacted by these expenses.

     The pro forma combined statement of financial position assumes the acquisition occurred on December 31, 2001.

BankAtlantic Bancorp Inc.
Unaudited Pro Forma Combined Statement of Financial Position

	Historical

	BankAtlantic	Gruntal	(A)	(A)
	Bancorp	Financial	Gruntal	Acquired	Purchase		Pro Forma
	December 31,	December 31,	Pro Forma	Gruntal	Accounting		December 31,
(In thousands)	2001	2001	Adjustments	2001	Entries		2001

ASSETS
Loans receivable, net	$2,774,238	$5,000	$(5,000)	$—	$—		$2,774,238
Investment securities and FHLB stock	485,146	—	—	—	—		485,146
Securities available for sale and short term investments	844,023	—	—	—	—		844,023
Trading securities	68,296	109,716	(19,876)	89,840	—		158,136
Securities borrowed	—	1,510,904	(1,510,904)	—	—		—
Property and equipment	61,685	25,063	(13,838)	11,225	(11,225	)B	61,685
Cost over fair value of net assets acquired	39,859	—	—	—	—		39,859
Real estate held for development and sale	178,273	—	—	—	—		178,273
Other Assets	202,966	77,807	(32,674)	45,133	(2,771	)B	245,328

Total assets	$4,654,486	$1,728,490	$(1,582,292)	$146,198	$(13,996)		$4,786,688

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$2,276,567	$—	$—	$—	$—		$2,276,567
Advances from FHLB	1,106,030	—	—	—	—		1,106,030
Short-term borrowings	467,070	—	—	—	6,047	B	473,117
Other borrowings	206,178	14,709	(10,859)	3,850	—		210,028
Securities loaned	—	1,517,799	(1,517,799)	—	—		—
Securities sold not yet purchased	38,431	8,507	(3,902)	4,605	—		43,036
Other liabilities	124,537	109,028	(18,209)	90,819	3,129	B	218,485

Total liabilities	4,218,813	1,650,043	(1,550,769)	99,274	9,176		4,327,263
Total stockholders’ equity/members interest	435,673	78,447	(31,523)	46,924	(23,172	)B	459,425

Total liabilities and stockholders’ equity	$4,654,486	$1,728,490	$(1,582,292)	$146,198	$(13,996)		$4,786,688

PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION FOOTNOTES

     A.   Gruntal Pro Forma Adjustments

     The Gruntal pro forma adjustments represent the assets and liabilities of Gruntal that were not included in the assets acquired and liabilities assumed by us. The majority of these assets and liabilities were associated with Gruntal’s institutional stock loan line of business which we did not acquire. In this line of business, Gruntal would borrow securities from an unrelated broker/dealer and lend the securities to its clients. Gruntal earned interest income on the securities loaned to its clients and paid interest expense on the securities borrowed. Gruntal also earned transaction fees.

     We also did not acquire Gruntal’s trading securities or securities sold not yet purchased at the transaction date other than the trading positions associated with The GMS Group, LLC. (“GMS”), an indirect wholly owned subsidiary of Gruntal. We acquired all of the membership interests in GMS and accordingly all of the assets and liabilities of GMS. GMS is primarily engaged in the business of buying, selling and underwriting municipal securities.

     The property and equipment not acquired primarily related to leasehold improvements, furniture and equipment and software located at Gruntal’s headquarters. We acquired the furniture, leasehold improvements and equipment related to Gruntal’s retail branch offices and institutional sales offices where investment consultants who became our employees are located.

     Other assets not acquired by us included receivables from broker/dealers and forgivable loans to account executives and support personnel that will not be employed by us. Other assets acquired included mutual funds relating to Gruntal’s deferred compensation plan and forgivable loans to investment consultants employed by us.

     The intangible assets acquired were primarily Gruntal’s customer lists. These intangible assets were not assigned a value since any amount designated as an intangible asset would have been written down to zero because the fair value of net assets acquired exceeded the cost of the transaction.

     Gruntal’s other borrowings consisted of a $9.7 million loan collateralized by property and equipment and $5.0 million of secured borrowings that were fully collateralized by a secured demand note. We assumed $3.9 million of the $9.7 million loan. The portion of the loan assumed was collateralized by property and equipment located in the retail branch offices. We did not assume the $5.0 million of secured borrowings nor did we acquire the secured demand note.

     Gruntal’s other liabilities not acquired by us primarily consisted of accrued compensation, payables to broker/dealers, medical insurance liabilities and accounts payable. Additionally, specifically excluded from the liabilities assumed were any liabilities for litigation, arbitration or other claims relating to Gruntal’s operations prior to April 26, 2002. The liabilities assumed were primarily GMS’s payable to clearing broker or obligations owed to investment consultants employed by us who participated in the deferred compensation plan.

     In the transaction, we assumed noncancelable operating leases associated with the retail branch offices and institutional sales offices. Pursuant to the terms of the “Acquisition of Certain Assets of Gruntal & Co. and GMS Amended and Restated Agreement,” (the “Acquisition Agreement”) Ryan Beck has until July 25, 2002 to perform an evaluation of each retail branch office and institutional sales office of Gruntal and to put back to Gruntal the leases or assets of individual offices if certain conditions are not met with respect to such branch office location. Future minimum rental payments under the operating leases which may be assumed by Ryan Beck are presented below (in thousands):

Amount

2002	$5,717
2003	8,104
2004	6,748
2005	6,679
2006	5,616
Thereafter	16,209

Total	$49,073

     B.     PURCHASE ACCOUNTING ENTRIES

     Included in the table below is the estimated fair value of Gruntal’s assets acquired and liabilities assumed as if the transaction was consummated at December 31, 2001 and the related purchase accounting adjustments. We are in the process of obtaining third party valuations; therefore, the purchase accounting adjustments are subject to change.

	As of
	December 31,
(In thousands)	2001

Fair value of assets acquired and liabilities assumed:
Trading securities	$89,840
Property and equipment	11,225
Other assets	45,133
Payable to clearing broker	(66,887)
Note payable	(3,850)
Securities sold not yet purchased	(4,605)
Other liabilities	(23,932)

Estimated fair value of net assets acquired	46,924
Purchase accounting adjustments
Reduction in non-financial assets	(11,225	)(1)
Tax liabilities	(2,771	)(2)
Other liabilities	(1,329	)(3)
Fair value of net assets acquired over cost	(23,752	)(4)

Total cost of the transaction	$7,847

     The cost of the transaction consists of a $6.0 million cash payment to Gruntal’s wholly owned subsidiary, Gruntal & Co., LLC., $750,000 of acquisition professional fees and $1.05 million of estimated contingent consideration payable to Gruntal. The $1.05 million potential additional consideration to Gruntal relates to possible deferred compensation plan participant forfeitures and represents the maximum amount of additional consideration. Pursuant to terms of the Acquisition Agreement, during each of the three years beginning October 27, 2002 we are obligated to pay Gruntal & Co. LLC up to $350,000 of forfeitures each year under the Amended and Restated Gruntal & Co. LLC Deferred Compensation Plan. The pro forma assumes that the cash payment to Gruntal & Co., LLC was funded by short term borrowings.

1.	The fair value of assets acquired less liabilities assumed exceeded the cost of the transaction resulting in a reduction in amounts that would have been assigned to non-financial acquired assets.

2.	The amount represents tax liabilities associated with the assets acquired and the liabilities assumed from Gruntal & Co., LLC at an effective tax rate of 36%.

3.	Other liabilities consist of $675,000 of unfavorable contract obligations related to leased equipment and $654,000 of contract termination obligations associated with closing certain Gruntal branches.

4.	In accordance with generally accepted accounting principles, we will recognize an extraordinary gain of approximately $23.8 million related to the Gruntal transaction. Any change in the purchase accounting adjustments as a result of third party valuations will be reflected as an adjustment to the extraordinary gain.

     The pro forma combined statement of operations assumes the acquisition occurred on January 1, 2001.

BankAtlantic Bancorp, Inc.
Pro Forma Combined Statement of Operations

	Historical

	For the Year Ended Dec 31, 2001		(A)
			Discontinued			Pro Forma
(In thousands)	BankAtlantic Bancorp	Gruntal Financial	Lines of Business	Adjusting Entries		December 31, 2001

Interest Income:
Interest and fees on loans and leases	$237,064	$—	$—	$—		$237,064
Interest and dividends on securities available for sale	52,813	—	—	—		52,813
Interest and dividends on other investments and trading securities	35,741	111,647	(91,549)	—		55,839

Total interest income	325,618	111,647	(91,549)	—		345,716

Interest expense:
Interest on deposits	85,668	—	—	—		85,668
Interest on advances from FHLB	60,472	—	—	—		60,472
Interest on securities sold under agreements to repurchase and	—	—
short term investments	24,270	91,438	(87,575)	246	B	28,379
Interest on subordinated debentures, guaranteed preferred interest in the Company’s Junior Subordinated Debentures and notes and bonds payable	22,938	—	—	—		22,938
Capitalized interest on real estate developments and joint ventures	(5,749)	—	—	—		(5,749)

Total interest expense	187,599	91,438	(87,575)	246		191,708

Net interest income	138,019	20,209	(3,974)	(246)		154,008
Provision for loan losses	16,905	—	—	—		16,905

Net interest income after provision for loan losses	121,114	20,209	(3,974)	(246)		137,103

Non-interest income:
Investment banking income	43,436	206,485	(19,872)	—		230,049
Service charges on deposits	16,372	—	—	—		16,372
Net revenues from sales of real estate	36,583	—	—	—		36,583
Other service charges and fees	14,731	—	—	—		14,731
Gains on trading securities and securities available for sale, net	3,597	—	—	—		3,597
Other	8,554	4,673	—	2,900	C	16,127

Total non-interest income	123,273	211,158	(19,872)	2,900		317,459

Non-interest expense:
Employee compensation and benefits	95,098	180,041	(15,552)	—		259,587
Occupancy and equipment	28,491	37,506	(179)	(7,900	)D	57,918
Advertising and promotion	7,897	5,168	(133)	—		12,932
Amortization of intangible assets	10,697	—	—	—		10,697
Other	48,193	59,869	(11,537)	(550	)E	95,975

Total non-interest expense	190,376	282,584	(27,401)	(8,450)		437,109

Income (loss) before income taxes, discontinued operations, extraordinary item and cumulative effect of a change in accounting principle	54,011	(51,217)	3,555	11,104		17,453
Provision (benefit) for income taxes	22,736	68	1,280	(14,373	)F	9,711

Income (benefit) from continuing operations	$31,275	$(51,285)	$2,275	$25,477		$7,742

Basic earnings per share from continuing operations	$0.74					$0.18

Diluted earnings per share from continuing operations	$0.63					$0.18

Basic weighted average number of common and common equivalent shares outstanding	42,091,961					42,091,961

Diluted weighted average number of common and common equivalent shares outstanding	54,313,104					43,975,203

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOOTNOTES

Adjusting Entries

A.	To eliminate lines of business discontinued by Gruntal during the year ended December 31, 2001 and lines of business that were not acquired or assumed by Ryan Beck in the transaction. The line of business discontinued during 2001 was the corporate bond trading activity, MedScience Partners operations and over the counter market making. Additionally, we did not acquire the institutional stock loan line of business.

B.	To record interest expense associated with an increase in short term borrowings utilized to fund the transaction. The assumed short term borrowings average interest rate was 4.07% for the year ended December 31, 2001.

C.	To eliminate unrealized losses included in Gruntal’s historical statement of operations associated with mutual fund investments. At the transaction date we designated as available for sale these mutual funds resulting in the recording of all unrealized losses related to these mutual fund investments in stockholders’ equity as other comprehensive loss.

D.	Reflects the elimination of depreciation expense and fixed asset impairments. As a consequence of the fair value of the net assets acquired being in excess of the cost of the transaction, the estimated fair value of fixed assets acquired was written down to zero.

E.	To reflect the elimination of duplicate insurance coverage. At the transaction date we did not assume Gruntal’s insurance obligations and we added the operations acquired from Gruntal to our existing insurance contracts at no additional costs.

F.	The assumed effective tax rate was 36%. Included in the benefit for income taxes adjusting entry was the federal taxes associated with Gruntal’s loss before taxes. Gruntal is a limited liability company that elected to be treated as a partnership for U.S. income tax purposes. Accordingly, no provision for federal income taxes was recorded in Gruntal’s historical financial statements.

(c) Exhibits

Exhibit 23.1 — Consent of Deloitte and Touche LLP

Exhibit 99.1 — Consolidated Financial Statements of Gruntal Financial, LLC. as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.

By: /s/ James A. White

James A. White Chief Financial Officer